UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2012

LANDEC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-27446 (Commission file number)	94-3025618 (IRS Employer Identification No.)

3603 Haven Avenue, Menlo Park, California 94025
(Address of principal executive offices and zip code)

(650) 306-1650
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02            Results of Operations and Financial Condition.

On January 2, 2013, Landec Corporation (the “Company”) issued a press release announcing its consolidated financial results for the second quarter of the fiscal year 2013.  The press release is furnished herewith as Exhibit 99.1.

The information in this Current Report including Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section.  The information in this Current Report including Exhibit 99.1 shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 4.02            Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December   27, 2012, the audit committee of the board of directors of the Company, in consultation with management, concluded that its previously issued financial statements for the quarter ended August 26, 2012, which were included in its Quarterly Report on Form 10-Q for the quarter ended August 26, 2012 (The “First Quarter Form 10-Q”), should not be relied upon due to errors in those financial statements.  The errors solely relate to the net present value calculation applied in calculating the fair value of the Windset Holdings 2010, Ltd. (“Windset”) investment in accordance with ASC 820 during the first quarter.  There is no cumulative effect on previously reported cash flows from operating, investing, or financing activities for this change. Likewise, this change has no effect on revenues or operating income.  The change in the net present value calculation has not impacted the economics of the Company’s investment in Windset.

While updating the valuation of the Windset investment for the second quarter ended November 25, 2012, the Company became aware of an error in the net present value calculation used to determine the fair value of its Windset investment .  This error resulted in an understatement of the recorded value of the Windset investment and related investment income by $2.9 million, and, after the related income tax effect, an understatement of net income by $1.8 million for the quarter ended August 26, 2012.

Management and the audit committee have discussed the errors with the Company’s independent registered public accounting firm, Ernst & Young LLP, and the audit committee has determined, based on this discussion and management’s recommendations, to restate the previously reported unaudited consolidated financial statements as of and for the quarter ended August 26, 2012.  The Company will restate the financial statements to change the previously reported balance of its investment in Windset and effect a corresponding increase in other income to reflect the higher fair value of the investment. The amended First Quarter Form 10-Q will not reflect events occurring after the October 3, 2012 filing of the First Quarter Form 10-Q or change the disclosures set forth therein except as required to reflect the effects of the restatement.

The Company’s management has also been reassessing the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures.  Based on this reassessment, the Company has concluded that there was a material weakness in its internal control over financial reporting as of August 26, 2012.  Discussion of this material weakness and the Company’s plans for its remediation will be included in the amended First Quarter Form 10-Q.

The Company has issued a press release announcing the restatement, which is attached as Exhibit 99.2 hereto.

Item 9.01            Financial Statements and Exhibits.

(d) Exhibit

The following exhibit is furnished as part of this report:

Exhibit No.  Description

99.1	Press Release dated January 2, 2013
99.2	Press Release dated January 2, 2013

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDEC CORPORATION Registrant

Date: January 2, 2013	By:	/s/ Gregory S. Skinner
Gregory S. Skinner
Vice President of Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 2, 2013
99.2	Press Release dated January 2, 2013